Exhibit 99.1

Press Contact: Allison Henk Marketing Communications Manager (765) 771-5674	Investor Relations: (765) 771-5310
FOR IMMEDIATE RELEASE
Wabash National Corporation Provides Update on Status of Form 10-K and
Announces Review of Strategic Alternatives
LAFAYETTE, Ind. — March 31, 2009 — Wabash National Corporation (NYSE: WNC) today provided an update on the status of its delayed Annual Report on Form 10-K for the fiscal year ended December 31, 2008. On March 16, 2009, the Company filed a notification of late filing indicating that it was unable to complete and file the Form 10-K by its original due date because it was continuing to assess its financial position and liquidity requirements in light of recent and ongoing economic conditions that have negatively impacted the Company’s operating results and caused instability in the capital markets. As part of this process the Company has been negotiating amendments to its Second Amended and Restated Loan and Security Agreement (“Revolving Credit Facility”). This process has required a substantial commitment of the Company’s resources and has impeded its ability to finalize its financial statements and to prepare the disclosures required in the Form 10-K. The Company anticipates filing the delayed Form 10-K by April 15, 2009.
While the Company was in compliance with its financial covenants under its Revolving Credit Facility at December 31, 2008, because the Company has not delivered audited financial statements to the lenders by today, March 31, 2009, an event of default will be deemed to occur under the Revolving Credit Facility, which will permit the lenders to increase the interest on the outstanding principal by 2%, to cause an acceleration of the maturity of borrowings, to restrict advances, and to terminate the Revolving Credit Facility. The Company is negotiating a forbearance agreement with the lenders to address the consequences of the default and to provide additional liquidity while the Company continues discussions to amend the Revolving Credit Facility and to waive any events of default. There can be no assurance that a forbearance agreement will be entered into or that an amendment or waiver will be obtained. If a satisfactory amendment cannot be reached, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the report of the Company’s independent public accountants on the 2008 financial statements will contain an explanatory paragraph to that effect.
Dick Giromini, President and Chief Executive Officer, stated, “Our priority continues to be working diligently with our lenders to renegotiate our Revolving Credit Facility and improving our liquidity position. However, as stewards of the Company we recognize our responsibility to act prudently, and thus, we are exploring all of our options to maximize shareholder value.”

Strategic Alternatives
The Board of Directors has authorized management to pursue and evaluate a wide range of strategic alternatives available to the Company. Strategic alternatives to be considered may include but are not limited to, select business divestitures, changes to the Company’s capital structure, or a possible sale, merger or other business combination involving the Company. There can be no assurance that this review will result in any specific transaction. The Company does not expect, and undertakes no obligation, to disclose any further developments with respect to the exploration of strategic alternatives unless, and until after, the Board of Directors has approved a transaction or other strategic alternative.
About Wabash National Corporation
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightPro™ Eagle® and Benson™ brand names. The Company operates two wholly-owned subsidiaries: Transcraft® Corporation, a manufacturer of flatbed, drop deck, dump trailers and truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.
Safe Harbor Statement
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the current contraction in demand for transportation equipment associated with current economic conditions, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, uncertainty in the outcome of our discussions with lenders, risks that we may be unable to raise capital if needed or complete a satisfactory strategic alternative, uncertainty that the Company can continue as a going concern and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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